Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated May 29, 2025, relating to the financial statements of Pyrophyte Acquisition Corp. II, as of May 5, 2025 and for the period from May 1, 2025 (inception) through May 5, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 27, 2025